Exhibit 10.3
SECOND AMENDMENT
TO
OFFER OF EMPLOYMENT LETTER
     This SECOND AMENDMENT TO OFFER OF EMPLOYMENT LETTER (the “Amendment”) is executed this 27th day of January, 2009 by and between AXS-One Inc., a Delaware corporation (the “Company”) and Philip L. Rugani (the “Employee”).
WITNESSETH:
     WHEREAS, the Company and the Employee are parties to an offer of employment letter dated September 4, 2007 (the “Offer Letter”) and an Amendment to Offer of Employment Letter dated as of August 12, 2008 (the “Offer Letter Amendment” and the Offer Letter as amended by the Offer Letter Amendment, the “Amended Offer Letter”) under which the Company retained the Employee to serve as Executive Vice President, Field Operations of the Company; and
     WHEREAS, the parties wish to effect a temporary reduction in the base salary of the Employee during calendar year 2009.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:
     1. Notwithstanding the terms of the second paragraph of the Offer Letter, entitled “Salary” regarding base salary payments to the Employee, the parties agree to proceed in accordance with the provisions of the Temporary Salary Adjustment Rider attached hereto as Exhibit A.
     2. Except as expressly amended hereby, the Amended Offer Letter remains unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of signature by facsimile or other means of electronic image transmission shall be valid and binding for all purposes.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Offer of Employment Letter on the year and date first above written.

AXS-ONE INC.
By:	/s/ William P. Lyons
	Name:	William P. Lyons
	Title:	CEO

/s/ Philip L. Rugani
Philip L. Rugani

Exhibit A
Temporary Salary Adjustment Rider
Employee agrees to a reduction in his annual base salary for the calendar year 2009 from $275,000 to $250,000. Salary payments for the period January 1, 2009 through December 31, 2009 will be made in equal installments to the extent practicable, less all required withholding, in accordance with the Company’s standard payroll practices. Effective January 1, 2010, assuming the Employee remains in the Company’s employ, the Employee’s annual salary will revert to the prior annual rate of $275,000, unless mutually agreed otherwise.
Should the Employee’s employment relationship with the Company terminate during calendar year 2009 under circumstances whereby the Employee would be entitled to payments set forth in the sections of the Amended Offer Letter entitled “Severance Package” or “Change of Control”, any such payments based upon base salary will be calculated based upon the Employee’s annual base salary rate of $275,000 per year.